Tango Therapeutics Reports First Quarter 2026 Financial Results

and Provides Business Highlights

First clinical data from PRMT5/RAS(ON) combination trial to be presented in 2026

Cash position of $380 million as of March 31, 2026, with runway into 2028 beyond anticipated key data inflection points

BOSTON, May 13, 2026 (GLOBE NEWSWIRE) -- Tango Therapeutics, Inc. (NASDAQ: TNGX), a clinical-stage biotechnology company committed to discovering and delivering the next generation of precision cancer medicines, today reported financial results for the first quarter ended March 31, 2026, and provided business highlights.

“We continue to work diligently to advance vopimetostat towards pivotal development in pancreatic cancer and remain highly encouraged by the potential of the ongoing study of vopimetostat in combination with RAS(ON) inhibitors,” said Malte Peters, M.D., Chief Executive Officer. “With a recently strengthened leadership team intended to support the late-stage advancement of vopimetostat, we are focused on the clinical and regulatory work required to initiate a pivotal study in MTAP-deleted pancreatic cancer. We remain committed to evaluating the potential of our broader pipeline, with key inflection points remaining this year, including monotherapy vopimetostat data in lung cancer and initial TNG456 data in glioblastoma.”

Clinical Pipeline Updates

Vopimetostat – MTAP Selective Once-Daily PRMT5 Inhibitor

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Phase 1/2 RAS(ON) Inhibitors Combination Study. Robust enrollment in the vopimetostat + RAS(ON) inhibitors combination study in patients with 2L+ MTAP-del, RAS-mut pancreatic and lung cancer is ongoing. Vopimetostat combinations with either daraxonrasib or zoldonrasib have been generally well-tolerated to date with encouraging early efficacy data. Initial phase 1/2 data are anticipated in 2026 and may inform a path to a pivotal trial in 1L pancreatic cancer.
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Registrational path. The Company is currently reviewing the registrational strategy for vopimetostat and intends to provide details when combination data are shared in 2026.

Corporate Updates

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Board of Directors. As the company is moving forward rapidly into late stage clinical development with multiple possible combination strategies, Alexis Borisy and Kanishka Pothula have resigned from Tango’s board of directors, effective today. The Company extends its gratitude to Alexis and Kanishka for their service and their important contributions to the success of Tango.
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Key Leadership Appointments. On April 15, the Company announced the addition of three seasoned industry executives to support the rapid advancement of vopimetostat. Matthew Gall has been appointed Chief Financial Officer, Yen-Ching Chua as Chief Development Operations Officer, and Janice Kapty, Ph.D. as SVP, Corporate Strategy and Project Leadership.

Upcoming Expected Milestones

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Initial phase 1/2 safety and efficacy data from combination trial with vopimetostat + daraxonrasib, and vopimetostat + zoldonrasib (Revolution Medicines) in 2026
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Vopimetostat monotherapy phase 1/2 clinical data lung cancer update in 2026
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TNG456 monotherapy phase 1/2 trial initial safety and efficacy data in 2026
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Initiate phase 1/2 vopimetostat + ERAS-0015 (Erasca) combination study 2H 2026

Financial Results

As of March 31, 2026, the Company held $379.8 million in cash, cash equivalents and marketable securities, which the Company expects to fund operations into 2028.

Collaboration revenue was $0 for the three months ended March 31, 2026, compared to $5.4 million for the same period in 2025. All remaining deferred revenue from the upfront and research option-extension payments under the Gilead collaboration was recognized as collaboration revenue during the year ended December 31, 2025 as a result of the truncation of the collaboration agreement which concluded all research activities.

Research and development expenses were $33.5 million for the three months ended March 31, 2026, compared to $36.4 million for the same period in 2025. The change was primarily due to decreased spend resulting from the discontinuation of the TNG908 clinical program, decreased development costs for TNG961, and lower discovery program, personnel-related and facilities-related costs. This decrease was partially offset by increased spend related to the advancement of the vopimetostat and TNG456 clinical programs.

General and administrative expenses were $15.2 million for the three months ended March 31, 2026, compared to $11.5 million for the same period in 2025. The increase was primarily due to increased spend on personnel-related costs, including share-based compensation expense.

Net loss for the three months ended March 31, 2026 was $45.5 million, or $0.32 per share, compared to a net loss of $39.9 million, or $0.36 per share, in the same period in 2025.

About Tango Therapeutics

Tango Therapeutics is a clinical-stage biotechnology company dedicated to discovering novel drug targets and delivering the next generation of precision medicine for the treatment of cancer. Using an approach that starts and ends with patients, Tango leverages the genetic principle of synthetic lethality to discover and develop therapies that take aim at critical targets in cancer. For more information, please visit www.tangotx.com.

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements regarding the intent, belief, or current expectation of Tango and members of the Tango senior management team. Forward-looking statements are not purely historical and may be accompanied by words such as “may”, “should”, “expect”, “intend”, “will”, “goal”, “estimate”, “anticipate”, “believe”, “predict”, “designed,” “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. For example, implicit or explicit statements concerning the following include or constitute forward-looking statements: Dr. Peters' statements in this press release and statements regarding: (i) the potential of the Company’s PRMT5 molecules, as both standalone treatments and in combination with RAS(ON)-inhibitors; (ii) our plans to provide details for the registrational strategy for vopimetostat in 2026 and our belief that clinical data from our ongoing phase 1/2 clinical trial of vopimetostat with RAS(ON) inhibitors may inform a path to a pivotal trial in 1L pancreatic cancer; (iii) the anticipated impact of recent management changes; (iv) our expectations around regulatory communications and decisions; (v) our beliefs regarding the timing of upcoming clinical milestones and data disclosures, including our plans to (a) disclose initial phase 1/2 safety and efficacy data from the vopimetostat combination trial in 2026, (b) disclose clinical data in lung cancer from vopimetostat monotherapy in 2026, (c) disclose initial phase 1/2 safety and efficacy data from the TNG456 clinical trial in 2026; and (d) initiate a Phase 1/2 combination clinical trial of vopimetostat and ERAS-0015 (Erasca) in the second half of 2026; and (vi) expectations regarding the anticipated benefits of our molecules. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Tango and its management, are inherently uncertain. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the benefits of product candidates seen in preclinical tests and analyses may not be evident when tested in later preclinical studies or in clinical trials or when used in broader patient populations (if approved for commercial sale); Tango has limited experience conducting clinical trials (and does and will continue to rely on a third party to operate its clinical trials) and may not be able to commence its clinical trials (including opening clinical trial sites, dosing the first patient, and continued enrollment and dosing of an adequate number of clinical trial participants) when expected, may not be able to continue dosing, initiate dose escalation and/or dose expansion on anticipated timelines, and may not generate or report clinical trial results (including final, initial, interim, updated clinical trial results or additional safety and efficacy data and the establishment of proof-of-mechanism and proof-of-concept) in the anticipated timeframe (or at all); future clinical trial data releases may differ materially from initial or interim data from our current and future clinical trials; Tango’s pipeline products may not be safe and/or effective in humans; the Company will need to raise capital in the future and if we are unable to raise capital when needed or on attractive terms, we would be forced to delay, scale back or discontinue some of our development programs or future commercialization efforts (which may delay filing of INDs, dosing patients, initiation of dose expansion, reporting clinical trial results and filing new drug applications); the expected benefits of our product candidates in patients as single agents and/or in combination may not be realized; the Company may experience delays or difficulties in the initiation, enrollment, or dosing of patients in clinical trials or the announcement of clinical trial results; the Company’s product candidates may cause adverse or other undesirable side effects (or may not show requisite efficacy) that could, among other things, delay or prevent regulatory approval; our dependence on one or a limited number of third parties for conducting clinical trials and supplying and producing drug substance and drug product (including drug substance, which is currently sole sourced); government regulation may negatively impact the Company’s business; inadequate funding for or disruptions at the U.S. Food and Drug Administration or other government agencies may slow the time necessary for new drugs to be reviewed and/or approved or prevent these agencies from performing business functions on which the operation of our business may rely (which could negatively impact our business). Additional information concerning risks, uncertainties and assumptions can be found in Tango’s filings with the Securities and Exchange Commission (SEC), including the risk factors referenced in Tango’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025. You should not place undue reliance on forward-looking statements in this press release, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. Tango specifically disclaims any duty to update these forward-looking statements.

Investors:

Elizabeth Hickin
ehickin@tangotx.com

Media:

1AB

Amanda Lazaro
amanda@1abmedia.com

Consolidated Statements of Operations

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2026	2025
Collaboration revenue	$—	$5,392
Operating expenses:
Research and development	33,534	36,442
General and administrative	15,235	11,480
Total operating expenses	48,769	47,922
Loss from operations	(48,769)	(42,530)
Other income, net	3,256	2,688
Loss before income taxes	(45,513)	(39,842)
Provision for income taxes	(1)	(34)
Net loss	$(45,514)	$(39,876)

Net loss per common share – basic and diluted	$(0.32)	$(0.36)
Weighted average number of common shares outstanding – basic and diluted	143,576,292	110,301,256

Consolidated Balance Sheets

(In thousands)

	March 31,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$157,828	$112,279
Marketable securities	222,011	230,859
Restricted cash	—	428
Prepaid expenses and other current assets	12,488	10,190
Total current assets	392,327	353,756
Property and equipment, net	6,381	6,868
Operating lease right-of-use assets	34,652	35,624
Restricted cash, net of current portion	2,139	2,139
Other assets	293	303
Total assets	$435,792	$398,690
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,430	$1,182
Accrued expenses and other current liabilities	9,068	17,759
Operating lease liabilities	2,832	2,738
Total current liabilities	14,330	21,679
Operating lease liabilities, net of current portion	29,956	30,832
Total liabilities	44,286	52,511
Total stockholders’ equity	391,506	346,179
Total liabilities and stockholders’ equity	$435,792	$398,690